Form 8-K

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report
November 19, 2025

BAB, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-31555	36-4389547
(State or other jurisdiction of Identification Number)	Commission file number	(I.R.S. Employer incorporation or organization)

500 Lake Cook Road, Suite 475, Deerfield, IL 60015
(Address of principal executive offices) (Zip Code)

Issuer's telephone number (847) 948-7520

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BABB	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The information included in item 3.03 below and Amendment No. 7 to Preferred Shares Rights Agreement filed as Exhibit Number 99.2 to this current report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On November 19, 2025 the Board of Directors approved Amendment No.7 to the Company’s Preferred Shares Rights Agreement dated as May 6, 2013. The amendment revises the definition of “Final Expiration Date” to mean the sixteenth anniversary of the date of the Preferred Shares Rights Agreement.

Item 9.01 Financial Statements and Exhibits

The following is filed as an Exhibit to this current report on form 8-K:

Exhibit 99.2 Amendment No. 7 to Preferred Shares Rights Agreement

Exhibit 104 Cover-Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc.

(Registrant)

By: /s/ Michael K Murtaugh

Michael K. Murtaugh, General Counsel and Secretary

Date: November 19, 2025